Exhibit 99.1

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. Third Quarter 2019 Recap Company Lays Path to $1B in Annual Gross Billings Target by 2024 • • • • Another strong quarter with positive commercial traction and margin expansion Reaffirming 2019 guidance of $235-$245M in gross billings Hosted first annual PLUG Power Symposium Provided detailed five-year plan with an annual target of $1B gross billings, $170M Operating Income, and Adjusted EBITDA of $200M by 2024 Signed multiple new strategic partnerships • The Plug Symposium – Release of Plug’s 5-Year Plan Targeting $1B of Annual Gross Billings by 2024: In mid-September of 2019, Plug Power hosted the first annual Plug Symposium in Latham, NY. The two-day Symposium attracted almost 200 industry players and thought leaders and set the stage for a dynamic discussion regarding the role of hydrogen fuel cells in unfolding vehicle electrification. The program featured key customers, suppliers, investors and policy makers. On day one, the Plug Symposium featured 20 of the industry’s thought-leaders to discuss pertinent issues expected to accelerate the growth of the industry. Key experts included: - Kimberly Henderson, McKinsey & Co. – Led the efforts to develop the US Hydrogen Roadmap. 1 Results (millions except EPS) Q3’19 Gross Billings $61.0 Operating Income (Loss) ($13.2) Adjusted EBITDA $2.5 GAAP EPS ($0.09) Adjusted EPS ($0.08)

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. - Dr. Jack Brouwer, UC Irvine – “Power and energy scale separately. need a long discharge time or a massive amount of energy storage, hydrogen’s going to be cheaper, no matter if you use future costs or current costs, than a battery energy storage system for the large ones.” So, whenever you - Brian Diffell, WTG Global-“As we’re back having conversations about how to restore the Investment Tax Credit --we’re having these conversations on the Hill, reminding them of the impact that the tariff is having on American companies.” - Sunita Satyapal, US Department of Energy - “We’re also looking comprehensively at where can you produce the hydrogen using diverse resources - solar, wind, nuclear.” - Jeff Smith, Walmart - “I would reiterate again - it’s made good business sense. We wouldn’t be doing it if it didn’t.” - Achim Jüchter, DHL - “Range and payload requirements cannot be met with pure BEV solution on an economic basis and requires a hybrid electric system with batteries plus fuel cells.” Plug Power took center stage on day-two when it rolled out its five-year plan targeting to deliver $1 billion of annual gross billings, $170 million of operating income, and $200 million of adjusted EBITDA by 2024. In this plan, the majority of revenue growth is expected to come from material handling industry, the Company’s core market, with increasing contribution from on-road and stationary markets. Operating margin and adjusted EBITDA margin expansion reflect underlying operating leverage in the business model with potential upside from strategic initiatives in the hydrogen generation business. 2

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. Plug Power CEO, Andy Marsh, commented during the Symposium, “hydrogen fuel cell engines provide a distinct value proposition in zero emission applications that require high asset utilization, extended range, and the benefits of fast fueling.” The fuel cell solution maximizes the vehicle’s cargo and payload capacity over battery electric solutions which is an important value driver for commercial fleets. In addition, as fleet size increases, the infrastructure costs per vehicle for fuel cell electric vehicles decline, while per vehicle costs for battery electric charging infrastructure remain the same and start to increase as fleet size grows. This strong value proposition for fuel cell electric vehicles has been proven in our core market of material handling. We see these same value drivers playing a major role in adoption of our hydrogen fuel cell engines in the broader logistics market. Our expansion from material handling to on-road applications increases our addressable market four-fold in the near to medium term. On a long-term basis, this expansion represents a potential 10X increase in market opportunity to an estimated $300 Billion annually. Plug Symposium slide decks can be downloaded at www.ir.plugpower.com/Home/default.aspx. 3

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. Plug Power continues to prove that it is the leading technology company developing fuel cell engines and hydrogen stations for the broader transportation market. Plug Power has deployed more than 29,000 fuel cell units powering electric vehicles that have operated more than 270 million hours. This equates to having driven over a billion on-road miles. We’ve built over 80 hydrogen stations, done 23 million fuelings with our products, more than anyone else in the world. We use 22 tons of hydrogen per day, surpassing NASA and becoming the largest user of liquid hydrogen in North America. The accomplishments of Plug Power remain unmatched. Material Handling Electric Vehicles: Plug Power has tremendous opportunity for growth in its core market of material handling. The total available market is estimated at $30 billion, with more than 6 million forklifts deployed globally that Plug Power can retrofit with our “drop in” fuel cell solution, and more than 1.5 million new forklifts sold annually in 2018. Given the size of the addressable market opportunity, we feel comfortable with our plans to deploy 25,000 fuel cell systems, and to deliver $750 million in revenue in 2024, which is less than 1 percent of the total available market. During the third quarter of 2019, the company deployed over 1,700 GenDrive fuel cell systems to new and recurring customers, including Walmart, Kroger and Sysco. Additionally, Plug Power secured Fiat Chrysler Automobiles (Detroit, MI) as a new GenKey customer. During Q3 2019, 68% of our total gross billings was associated with Plug Power’s subscription program. This program entails our end customer paying us a fee on a monthly basis to access Plug Power’s fuel system solutions. Subscription programs reflect a standard sales model implemented in majority of the material handling industry for traditional operating equipment such as trailers, tractors, racking, and forklifts. This simplified model allows us to accelerate our sales and make a purchasing decision seamless for our customers providing return on investment in their investment immediately. 4

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. To date, we have typically financed these projects by entering into a sale-leaseback program with commercial banks. The resulting effect is increase in our restricted cash, which is released over the term of the project, and associated revenue recognition for the project given operating lease accounting treatment. We will also realize revenue on a recurring basis over the term of these subscription agreements for service and fuel. As we continue to grow our revenue base and generate positive EBITDA, we believe multiple options will open up to finance the subscription program. We remain focused on finding optimal solutions to finance subscription business with key objective of continuously reducing our cost of capital and enhancing cash generation. We continue to work with our customers and project finance investors to create “win-win” solutions for all parties. In addition, we anticipate that cost of capital in financing our subscription business will follow the cost of capital reduction trajectory that we have seen in the solar and wind sector with substantial reduction in WACC and cost of equity to build solar and wind farms over the last decade, as we see fuel cells and associated hydrogen infrastructure to become the next renewable asset class. Strategic Partnership: During the quarter, Plug Power signed an agreement with ENGIE to expand hydrogen use in logistic sectors across more than fifty countries to end-users in distribution centers, manufacturing facilities and logistics. The channel partnership will continue to identify mutually beneficial markets and customers by packaging Plug Power’s fuel cell technology and ENGIE’s hydrogen infrastructure, renewable energy, and service programs to offer fully integrated solutions. This partnership has already translated into one project in South Africa and several other opportunities in South America. Expansion Markets – Commercial Fleet Vehicles: There is a strong value proposition for fuel cell electric vehicles (FCEVs). Over time, this market is projected to be in excess of $200 billion. This value proposition doubles the vehicle range of battery electric vehicles (BEVs), provides twice the fuel efficiency over diesel, enables route flexibility, and minimal impact to available cargo space versus BEV solutions. Specifically, today, Plug Power addresses high utilization commercial fleet applications with its ProGen fuel cell engine product line. This OEM line of hydrogen engines ranges in size from 10kW to 200 kW. Fuel cells make a lot of sense in commercial fleet applications over 125 miles. Many Plug Power customers, like DHL, recognize this and have stated “It’s not their job to drive around batteries, 5

PLUG POWER
Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

but actually to deliver packages". Plug Power will be putting 100 vehicles on the road with StreetScooter and DHL in 2020 and as part of our agreement expected to grow to 500 vehicles thereafter and substantial expansion beyond that.

In addition, the Federal Ministry of Transport, Innovation and Technology (BMVI) invested 23.5 million euros in hydrogen mobility. Plug Power customers received 50% of that award – specifically 9.8 million to DHL and 1M euro to BMW to procure hydrogen power industrial trucks.

As we continue to expand our product offering and address the broader transportation market, our market opportunity is as large as $300 billion.


Market Expansion: Commercial Fleet Vehicles
PLUG POWER
Fuel Cells: Zero Emission Technology of Choice
- Extended Range
- High Asset Utilization
- Increased Payload
- Fast Fueling
- Lower Cost Infrastructure at Scale
Change in Cargo Weight Capacity
Battery Electric and Fuel Cell Trucks
Fuel Cell Vehicles Carry This Much Additional Cargo
Reduction in Cargo Capacity
Range (miles)

During the third quarter of 2019, Plug Power concluded a ProGen fuel cell-powered ground support equipment (GSE) program at the Albany International Airport. [Originally announced in April 2019](), the new GSE fleet at Albany International Airport is comprised of a contingent of fuel cell-powered electric cargo tuggers tasked with transporting packages from the airport's FedEx sorting facility to its delivery airplanes.


FedEx

The vehicles were commissioned in February of 2019 as part of a U.S. Department of Energy program between Plug Power, Charlatte America, and FedEx. Over the life of the project, the cargo tuggers reliably operated 5 days a week, and endured extreme temperatures ranging from 5

6

PLUG POWER

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

degrees Fahrenheit (F) to 91 degrees F. This included 41 days of below-freezing temperatures during the test period.

Most recently, Plug Power has partnered with German specialty vehicle manufacturer MULAG to bring GSE vehicles to Germany's Hamburg Airport. Based on its successful deployment and their unique scalability, Plug Power expects to provide Hamburg Airport with 60 additional units to power their baggage-towing fleet along with permanent hydrogen stations for consistent and efficient refueling.

ProGen Stack Technology:

ProGen stack technology is the heart of our modular hydrogen engines. Based upon Plug Power's proprietary metal plate design and membrane electrode assembly (MEA) technology it delivers best-in-class performance and power density, making it ideal for asset-intense logistics and transportation applications. This modular approach allows Plug Power to standardize other system parts to leverage volume.


We Are The Leading Fuel Cell System Integrator
PLUG POWER
Engines
Applications
Common Components
Modular Architecture Reduces Cost and Leverages Volume

During the third quarter, Plug Power expanded its presence in Rochester, NY with a new facility to support increased MEA production demand. We are now the largest U.S. manufacturer of fuel cell membrane electrode assemblies. We will continue to vertically integrate in critical stack components and manufacturing processes.

Hydrogen Fuel and Infrastructure:

In the last five years, Plug Power has established itself as a leader in the hydrogen business. We have deployed more hydrogen fueling stations and utilize more liquid hydrogen on a daily basis than anyone in North America, surpassing NASA. This has resulted in 10x growth and an almost 200 percent annual increase in our hydrogen usage over last five years. Plug Power will continue to see growth in hydrogen demand to support its anticipated sales growth. We continue to invest in research and development efforts into understanding hydrogen solutions and integrate that knowledge into our fueling systems.

Plug Power's leading and growing industry position as one of the largest users of hydrogen sets the stage for this business to potentially provide additional growth opportunity, which are not fully baked into our targeted EBITDA and cash flow by 2024. We are evaluating multiple options including potential vertical integration into hydrogen generation, which can help accelerate product sales, improve hydrogen margins, and grow hydrogen into a substantial recurring cash generation business for Plug Power.

7

PLUG POWER
Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.


Plug's Hydrogen Strategy – Speed and Cash Flow
PLUG POWER
Focus on cash generating fuel activities
• Generate significant (accretive) recurring cash flows
• IRR on investment to exceed cost of capital
Additional benefits
• Stabilize fuel price and supply through strategic partnerships
• Manage supply availability and control cost
• Green hydrogen to represent 50% of sourced mix
Significant enabler to our growth – enhancing customer satisfaction and confidence in hydrogen fuel supply
Focused Activities in Progress Today

During the third quarter, Plug Power entered into a hydrogen supply agreement with United Hydrogen. The unique three-year reserved product supply agreement provides competitive pricing for Plug Power's current customer base, while also provisioning for future growth. Under the agreement, United Hydrogen will supplement Plug Power's hydrogen delivery operation with a dedicated supply of liquid hydrogen—facilitating a diversified supply chain and bolstering Plug Power's ability to seamlessly meet customer demand, while increasing the amount of 'green' hydrogen supplied to its network/customer base.

Management Team Expansion

The company has expanded its executive team with the addition of a new VP - Human Resources, EVP - Service, and VP – Business Development. Talent acquisition and retention will be a key focus as the company continues to execute on its robust growth plan. In addition, similar to strategic initiatives with its hydrogen business, the company remains laser focused on turning service business into a profitable annuity stream in this planning horizon. Lastly, the incremental resources for new business development will help accelerate the company's expansion in the on-road market, which is a key focus on expansion going forward.

Technology Roadmap



Our technology roadmap to support the five-year plan includes four main elements to allow Plug Power to be successful in the border transportation market.


Stack Size/Weight

1. **Power Density:** The 2019 launch of our next generation ProGen stack technology represents best in class power density today with a technical roadmap to achieve over 4.0 kW/liter and 3.0 kW/kg by 2023.

2. **MEA Durability**: 50% increase in MEA service life to reduce TCO overall service costs and improve stack and system reliability.

3. **Efficiency:** Planned MEA design and balance of plant improvements increase overall fuel cell system efficiency to

8

PLUG POWER

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

more than 53%. These improvements result in reduced fuel consumption for lower cost of operation and greater range.

4. **Cost Reduction:** Plug Power's demonstrated learning curve predicts a 25% cost reduction with a doubling of installed base. Key drivers of cost reduction include:
   a) Modular design architecture: drives commonality of parts and volume leverage.
   b) Vertical integration: Insourcing manufacturing of the highest volume, highest value stack components results in component cost reductions in excess of 30% for these critical components.
   c) Manufacturing assembly automation: Focus on automation of high-volume assemblies, primarily MEA assembly, plate stamping, and fuel cell stack assembly.

Proven Performance in Cost Reduction



Summary - Reiterating Full Year Guidance:

We maintain our full year 2019 gross billing guidance of $235-$245M. Operating income (loss) for the full year is expected to significantly improve year over year, and we expect positive adjusted EBITDA for the full year 2019 (when you exclude non-cash charges for customer warrant charges). Business momentum remains strong in material handling, our first large and growing target market. The growth strategy in this market remains consistent with focus on adding one large multi-site customer a year while continuing to grow with our foundational customers and expand in Europe and selective add channel partners. We remain focused on providing an economic and sustainable value proposition to end-customers, while improving overall margins through cost reduction and other ongoing initiatives.

Given the megatrends in our multiple target markets, the foundation we have built, and the clear strategies we have developed, we believe our financial goals for 2024 of $1 billion in annual gross billings, over $170 million in operating income, and over $200 million in Adjusted EBITDA are very attainable.

We look forward to sharing our progress for the reminder of the year.

Andrew Marsh, *President and CEO*

Paul Middleton, *Chief Financial Officer*

9

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. Conference Call Information The Company will host a live conference call and webcast today, November 7, 2019. •Time: 10:00 am ET •Toll-free: 877-405-1239 The webcast can be accessed at www.plugpower.com, selecting the conference call link on the home page, or directly at https://event.webcasts.com/starthere.jsp?ei=1267329&tp_key=c906f44fd0. About Plug Power Inc. The architect of modern hydrogen and fuel cell technology, Plug Power is the innovator that has taken hydrogen and fuel cell technology from concept to commercialization. Plug Power has revolutionized the material handling industry with its full-service GenKey solution, which is designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. The Company’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer. With proven hydrogen and fuel cell products, Plug Power replaces lead acid batteries to power electric industrial vehicles, such as the lift trucks customers use in their distribution centers. Extending its reach into the on-road electric vehicle market, Plug Power’s ProGen platform of modular fuel cell engines empowers OEMs and system integrators to rapidly adopt hydrogen fuel cell technology. ProGen engines are proven today, with thousands in service, supporting some of the most rugged operations in the world. Plug Power is the partner that customers trust to take their businesses into the future. www.plugpower.com. Cautionary Note on Forward Looking Statements This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc.("PLUG"), including but not limited to statements about PLUG's expectations regarding full-year 2019 results, its five-year growth plan, future growth in revenue, gross billings, gross margin, operating income, adjusted EBITDA, annual system shipments, hydrogen fuel sales and fueling stations, market size for products, total GenDrive deployments, customer base and systems for delivery vans, expansion into new markets, expansion with existing customers, reductions in material costs and operating expenses, increased fuel cell stack life, reductions in stack cost, size and weight, increased utilization of manufacturing capacity, growth in MEA fuel cell stack production, progress and expansion in the electric vehicle market, and sufficiency of capital to fund sales pipeline. You are cautioned that such statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; 10

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market. the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see the disclosures contained in PLUG's public filings with the SEC including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2018. You should consider these factors in evaluating the forward-looking statements included in this communication and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information. Plug Power Contact Teal Vivacqua Hoyos 518.738.0269 plugpower@pluckpr.com 11

PLUG POWER
Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

Plug Power Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets		
Current assets:		
Cash and cash equivalents	$ 43,275	$ 38,602
Restricted cash	35,720	17,399
Accounts receivable	24,392	37,347
Inventory	80,601	47,910
Prepaid expenses and other current assets	12,804	14,357
Total current assets	196,792	155,615
Restricted cash	119,322	54,152
Property, plant, and equipment, net of accumulated depreciation of $16,477 and $14,403, respectively	14,990	12,869
Leased property, net	202,034	146,751
Goodwill	8,606	9,023
Intangible assets, net	5,113	3,890
Other assets	9,152	8,026
Total assets	$ 556,009	$ 390,326
Liabilities, Redeemable Preferred Stock, and Stockholders' (Deficit) Equity		
Current liabilities:		
Accounts payable	$ 36,851	$ 34,824
Accrued expenses	9,457	7,864
Deferred revenue	11,480	12,055
Finance obligations	41,112	74,264
Current portion of long-term debt	17,202	16,803
Other current liabilities	10,238	560
Total current liabilities	126,340	146,370
Deferred revenue	22,444	28,021
Common stock warrant liability	98	105
Finance obligations	208,465	118,076
Convertible senior notes, net	107,760	63,247
Long-term debt	78,840	133
Other liabilities	13	18
Total liabilities	543,960	355,970
Redeemable preferred stock:		
Series C redeemable convertible preferred stock, $0.01 par value per share (aggregate involuntary liquidation preference $16,664); 10,431 shares authorized; Issued and outstanding: 2,620 at both September 30, 2019 and December 31, 2018	709	709
Series E redeemable convertible preferred stock, $0.01 par value per share (aggregate involuntary liquidation preference $35,000 at both September 30, 2019 and December 31, 2018); Shares authorized: 35,000 at both September 30, 2019 and December 31, 2018; Issued and outstanding: 28,269 at September 30, 2019 and 35,000	25,746	30,934
Stockholders' (deficit) equity:		
Common stock, $0.01 par value per share; 750,000,000 shares authorized; Issued (including shares in treasury): 253,982,578 at September 30, 2019 and 234,160,661 at December 31, 2018	2,540	2,342
Additional paid-in capital	1,347,398	1,289,714
Accumulated other comprehensive income	929	1,584
Accumulated deficit	(1,334,057)	(1,260,290)
Less common stock in treasury: 15,259,045 at September 30, 2019 and 15,002,663 at December 31, 2018	(31,216)	(30,637)
Total stockholders' (deficit) equity	(14,406)	2,713
Total liabilities, redeemable preferred stock, and stockholders' (deficit) equity	$ 556,009	$ 390,326

12

PLUG POWER

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

Plug Power Inc. and Subsidiaries

Consolidated Statement of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net revenue:				
Sales of fuel cell systems and related infrastructure	$ 38,165	$ 36,668	$ 78,932	$ 66,101
Services performed on fuel cell systems and related infrastructure	5,920	5,156	17,415	16,330
Power Purchase Agreements	5,599	5,555	16,613	16,365
Fuel delivered to customers	6,557	5,786	18,942	16,016
Other	135	—	135	—
Net revenue	56,376	53,165	132,037	114,812
Cost of revenue:				
Sales of fuel cell systems and related infrastructure	24,990	27,428	50,440	52,927
Services performed on fuel cell systems and related infrastructure	6,461	5,302	18,802	17,139
Power Purchase Agreements	10,353	8,767	28,064	27,055
Fuel delivered to customers	9,160	7,259	25,935	19,576
Other	150	—	150	—
Total cost of revenue	51,114	48,756	123,391	116,697
Gross profit (loss)	5,262	4,409	8,646	(1,885)
Operating expenses:				
Research and development	8,028	8,402	24,334	25,477
Selling, general and administrative	10,400	8,652	33,351	29,202
Total operating expenses	18,428	17,054	57,685	54,679
Operating loss	(13,166)	(12,645)	(49,039)	(56,564)
Interest and other expense, net	(8,490)	(6,352)	(24,696)	(15,593)
Change in fair value of common stock warrant liability	427	1,716	7	3,308
Loss before income taxes	$ (21,229)	$ (17,281)	$ (73,728)	$ (68,849)
Income tax benefit	—	1,716	—	7,581
Net loss attributable to the Company	$ (21,229)	$ (15,565)	$ (73,728)	$ (61,268)
Preferred stock dividends declared and accretion of discount	(13)	(13)	(39)	(39)
Net loss attributable to common stockholders	$ (21,242)	$ (15,578)	$ (73,767)	$ (61,307)
Net loss per share:				
Basic and diluted	$ (0.09)	$ (0.07)	$ (0.32)	$ (0.28)
Weighted average number of common stock outstanding	236,759,521	218,953,106	229,519,323	218,930,891

13

PLUG POWER

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

Plug Power Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Operating Activities		
Net loss attributable to the Company	$ (73,728)	$ (61,268)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation of property, plant and equipment, and leased property	8,944	8,592
Amortization of intangible assets	518	511
Stock-based compensation	7,927	6,389
Provision for bad debts and other	1,253	746
Amortization of debt issuance costs and discount on convertible senior notes	6,257	4,436
Provision for common stock warrants	10,244	7,932
Change in fair value of common stock warrant liability	(7)	(3,308)
Loss on disposal of leased assets	212	—
Income tax benefit	—	(7,581)
Accounts receivable	11,702	(9,390)
Inventory	(32,691)	12,554
Prepaid expenses and other assets	427	1,272
Accounts payable, accrued expenses, and other liabilities	13,293	(7,609)
Deferred revenue	(6,152)	5,082
Net cash used in operating activities	(51,801)	(41,642)
Investing Activities		
Purchases of property, plant and equipment	(4,635)	(3,268)
Purchases of intangible assets	(1,860)	(879)
Purchases for construction of leased property	(2,851)	(13,381)
Proceeds from sale of leased assets	375	—
Net cash used in investing activities	(8,971)	(17,528)
Financing Activities		
Proceeds from issuance of preferred stock, net of transaction costs	(37)	—
Proceeds from public offerings, net of transaction costs	38,098	4,912
Proceeds from exercise of stock options	(116)	92
Payments for redemption of preferred stock	(4,040)	—
Proceeds from issuance of convertible senior notes, net	39,052	95,856
Purchase of capped call and common stock forward	—	(43,500)
Principal payments on long-term debt	(21,186)	(11,944)
Proceeds from long-term debt	99,496	—
Proceeds from sale/leaseback transactions accounted for as finance leases	—	32,938
Repayments of finance obligations	(59,461)	(25,138)
Increase in finance obligations	57,249	—
Net cash provided by financing activities	149,055	53,216
Effect of exchange rate changes on cash	(119)	(49)
Increase (decrease) in cash, cash equivalents and restricted cash	88,164	(6,003)
Cash, cash equivalents, and restricted cash beginning of period	$ 110,153	$ 68,055
Cash, cash equivalents, and restricted cash end of period	$ 198,317	$ 62,052
Supplemental disclosure of cash flow information		
Cash paid for interest	$ 15,041	$ 10,338
Summary of non-cash investing and financing activity		
Recognition of right of use asset	$ 78,626	$ 58,577
Net transfers between inventory, leased assets and property, plant and equipment	—	17,206
Increase in property, plant and equipment financed as long-term debt or financing leases	—	408
Conversion of preferred stock to common stock	1,883	—

14

PLUG POWER

Plug Power is the leading technology company developing hydrogen fuel cell engines and stations for the broader transportation market.

Plug Power Inc.
Reconciliation of Non-GAAP Financial Measures
(Dollars in 000's)

Reconciliation of Reported Operating Loss to Adjusted EBITDA	For the three months ended September 30, 2019	For the three months ended September 30, 2018	For the nine months ended September 30, 2019	For the nine months ended September 30, 2018
Operating loss, as reported	$ (13,166)	$ (12,645)	$ (49,039)	$ (56,564)
Stock-based compensation[1]	2,804	2,064	7,927	6,389
Depreciation and amortization[2]	3,628	2,973	9,462	9,103
Right-of-use asset depreciation and interest associated with PPA financings[3]	7,798	3,859	19,947	11,022
Restructuring and other non-recurring charges	1,471	746	3,452	1,224
Adjusted EBITDA	$ 2,535	$ (3,003)	$ (8,251)	$ (28,826)

Reconciliation of Reported Net Loss Attributable to Common stockholders to Adjusted Net Loss Attributable to Common stockholders	For the three months ended September 30, 2019	For the three months ended September 30, 2018	For the nine months ended September 30, 2019	For the nine months ended September 30, 2018
Net loss attributable to common stockholders, as reported	$ (21,242)	$ (15,578)	$ (73,767)	$ (61,307)
Restructuring and other non-recurring charges	1,471	746	3,452	1,224
Adjusted net loss attributable to common stockholders	$ (19,771)	$ (14,832)	$ (70,315)	$ (60,083)
Adjusted diluted net loss per share	$ (0.08)	$ (0.07)	$ (0.31)	$ (0.27)
Diluted weighted average number of common shares outstanding	236,759,521	218,953,106	229,519,323	218,930,891

Reconciliation of Forecasted Operating Income to Adjusted EBITDA	For the year ended December 31, 2024
Operating income, as forecasted	$ 170,000
Stock-based compensation[1]	15,000
Depreciation and amortization[2]	15,000
Adjusted EBITDA	$ 200,000

Non-GAAP Measures

To supplement the Company's unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share, which are non-GAAP measures. Adjusted EBITDA is defined as operating income (loss), plus stock-based compensation, plus depreciation and amortization, plus right-of-use asset depreciation and interest associated with PPA financings, plus restructuring and other non-recurring charges. Adjusted net loss attributable to common stockholders is defined as net loss attributable to common stockholders, plus restructuring and other non-recurring charges. Adjusted diluted net loss per share is defined as adjusted net loss attributable to common stockholders divided by diluted weighted average number of shares of common stock outstanding. These non-GAAP measures are indicators management uses as a basis for evaluating the Company's performance as well as for forecasting future periods. Management also establishes performance targets, annual budgets and makes operating decisions based in part upon adjusted EBITDA and adjusted net loss attributable to common stockholders. Disclosure of these non-GAAP measures provide investors with the same information that management uses for these purposes. In addition, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share are not measures of our performance under GAAP and should not be considered in isolation or as an alternative to reported operating loss, reported net loss attributable to common stockholders, or any other measures prepared in accordance with GAAP. While management believes that Adjusted EBITDA, adjusted net loss attributable to common stockholders an adjusted diluted net loss per share provide useful supplemental information to investors, there are limitations associated with the use of these measures. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculations. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted net loss per share should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Notes

(1) Represents employee compensation in the form of the Company's stock or stock-based awards.
(2) Represents depreciation and amortization expense related to the Company's fixed assets and intangibles.
(3) Represents right-of-use asset depreciation and interest associated with operating leases. The right-of-use asset depreciation and interest expense associated with operating leases is calculated in accordance with ASC Topic 842, and is equal to operating lease expense during any given reporting period.

15